UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

Cognex Corporation

(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts		01760-2059
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 650-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 25, 2019, the Company held its 2019 Annual Meeting of Shareholders (the “Meeting”). As of the record date for the Meeting, there were 171,361,704 shares of common stock of the Company outstanding and entitled to vote. The Company shareholders approved each of the proposals put to a vote as recommended by the Board. The proposals had been previously announced and described in the Notice of Meeting contained in the Company’s 2019 Proxy Statement filed with the Securities and Exchange Commission on March 13, 2019. The 155,390,948 shares represented at the Meeting were voted as follows:

1.	The election of Robert J. Shillman, Anthony Sun and Robert J. Willett as Directors to serve for a term ending in 2022. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstained	Broker Non-Votes
Robert J. Shillman	134,331,118	7,780,337	102,249	13,177,244
Anthony Sun	119,996,466	17,061,392	5,155,846	13,177,244
Robert J. Willett	140,486,159	1,620,850	106,695	13,177,244

2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2019. The proposal was approved by a vote of the shareholders as follows:

For	154,224,078
Against	1,018,610
Abstained	148,260
Broker Non-Votes	0

3.

To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as described in the Proxy Statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”). The proposal was approved by a vote of the shareholders as follows:

For	131,259,018
Against	10,705,854
Abstained	248,832
Broker Non-Votes	13,177,244

No other matters were voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Date: April 26, 2019	By:	/s/ John J. Curran
	Name:	John J. Curran
	Title:	Senior Vice President of Finance and Chief Financial Officer